UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008 (July 8, 2008)

Lorillard, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34097

Delaware	13-1911176
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

714 Green Valley Road, Greensboro, North Carolina 27408-7018

(Address of principal executive offices, including zip code)

(336) 335-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2008, Lorillard, Inc. (the “Company”) entered into an Indemnification Agreement with each of Virgis W. Colbert, David E.R. Dangoor and Nigel Travis, each of whom is a director of the Company. A copy of the form of indemnification agreement for directors and executive officers, is attached as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and the Company’s certificate of incorporation and bylaws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with the Company’s approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of the Company’s indebtedness, and (iii) any liabilities incurred as a result of acting on behalf of the Company (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s certificate of incorporation and bylaws.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

1. Increase in size of board and election of new directors

On July 8, 2008, the Board of Directors of the Company (the “Board”), acting pursuant to the authority granted to it by the Company’s by-laws, increased the size of the Board from four to seven directors. Virgis W. Colbert, David E.R. Dangoor and Nigel Travis were appointed to fill the vacancies on the Board created by the increase. Mr. Colbert was appointed as a Class II director, with his initial term scheduled to terminate on the date of the Company’s 2010 annual meeting of stockholders. Mr. Colbert was also appointed to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Dangoor was appointed as a Class III director, with his initial term scheduled to terminate on the date of the Company’s 2011 annual meeting of stockholders. Mr. Dangoor was also appointed to serve on the Audit Committee of the Board. Mr. Travis was appointed as a Class I director, with his initial term scheduled to terminate on the date of the Company’s 2009 annual meeting of stockholders. Mr. Travis was also appointed to serve on the Compensation Committee of the Board.

2. Entry into Change in Control Severance Agreements

The Company entered into Severance Agreements (the “Severance Agreements”) effective as of July 9, 2008 with each of Martin L. Orlowsky, Randy B. Spell, Charles E. Hennighausen, Ronald S. Milstein, Thomas R. Staab and David H. Taylor, each of whom is named executive officer of the Company. A copy of the form of Severance Agreement is attached as Exhibit 10.2 to this Report on Form 8-K and is incorporated herein by reference.

The initial term of the Severance Agreements expires on December 31, 2010, but is automatically renewed for successive calendar years commencing on January 1, 2010 unless notice of nonrenewal has been provided by either party to the Severance Agreement. The Severance Agreements are automatically extended for twenty-four months following a Change in Control.

A Change in Control is deemed to occur if: (i) any person becomes the owner of 30% or more of the Company’s voting securities; (ii) the majority of the membership of the Board changes without approval of two-thirds of the directors who either were directors on the date of the related Severance Agreement, or whose election was previously so approved; (iii) there is a merger or consolidation with another company following which the members of the Board do not constitute a majority of the members of the board of the surviving entity; or (iv) there is a sale or disposition of all or substantially all of the Company’s assets or the stockholders approve a plan of complete liquidation.

Benefits are payable under the Severance Agreements only upon termination of the executive’s employment by the Company other than for cause or by the executive for Good Reason within two years following (or in connection with) a Change in Control. “Good Reason” includes the assignment of duties inconsistent with the executive’s status or a substantial adverse alteration in the nature or status of the executive’s responsibilities, relocation of the principal place of employment to a location that increases the one-way commute by more than 25 miles, reduction in base salary or failure to continue comparable compensation and benefit plans.

The Severance Agreements provide for the following benefits upon termination of the executive’s employment in a manner entitling the Executive to benefits:

•

three times the sum of (i) the individual’s base salary in effect immediately prior to termination of employment (or, if higher, immediately prior to the first occurrence of an event or circumstance constituting Good Reason), and (ii) the target annual incentive for the individual;

•	continued life, dental, accident and health insurance benefits for three years;
•	a pro rata bonus for the year in which employment terminates;
•

except in the case of Mr. Orlowsky with respect to the Company’s pension plans, payment equal to incremental benefits and contributions the executive would have earned under Company pension and defined contribution plans assuming the executive continued employment for an additional three years;

•	outplacement services not to exceed $25,000; and
•

a gross-up payment equal to the amount necessary to reimburse the executive for the effect of any Federal excise tax levied on “excess parachute payments,” except that the gross up payment will not be paid, and the severance payments otherwise payable to the executive will be reduced, unless payment of the gross up payment would increase the after-tax benefit to the executive by more than 10%.

The Company also entered into substantially similar severance agreements with 35 additional key employees except that these agreements (i) provide cash benefits at different multiples of total compensation, (ii) provide continuing benefits over a shorter period of time and (iii) in most cases, do not provide for a gross-up payment for excess parachute payments.

Item 8.01	Other Events.

On July 9, 2008, the Company announced that its Board of Directors approved a share repurchase program authorizing the Company to repurchase in the aggregate up to $400 million of its outstanding common stock. A copy of the press release, dated July 9, 2008, is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Lorillard, Inc. indemnification agreement for directors and executive officers, incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-4 (File No. 333-149051).

10.2	Form of Severance Agreement for named executive officers.

99.1	Press Release dated July 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

Dated: July 10, 2008	By:	/s/ Ronald S. Milstein
Ronald S. Milstein Senior Vice President, Legal and External Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Lorillard, Inc. indemnification agreement for directors and executive officers, incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-4 (File No. 333-149051).

10.2	Form of Severance Agreement for named executive officers.

99.1	Press Release dated July 9, 2008.